Exhibit 99.1

Explanation of Responses

(1) Includes securities of the Issuer directly held by

Capital Z Financial Services Fund II, L.P. ("Capital Z"),

Capital Z Financial Services Private Fund II, L.P.

("Capital Z Private Fund"), and Capital Z Management,

LLC ("CZM") as well as securities of the Issuer

directly owned by Capital Z Partners III, L.P.

("Capital Z III").  The sole general partner of Capital Z

and Capital Z Private Fund is Capital Z Partners, L.P.

("Capital Z LP"), and the sole general partner of Capital

Z LP is Capital Z Partners Ltd. ("Capital Z Ltd").

Capital Z Partners III GP, L.P. ("Capital Z III LP") is

the general partner of Capital Z III. Capital Z Partners

III GP, Ltd. ("Capital Z III GP") is the general partner

of Capital Z III LP and the Ultimate general partner of

Capital Z III.  Capital Z Partners Management, LLC

("CZPM") is the investment authority for Capital Z,

Capital Z Private Fund, and Capital Z III, and its

principal business is performing investment management

services for Capital Z, Capital Z Private Fund and

Capital Z III.  CZPM, Capital Z III GP, Capital Z III

LP and Capital Z III may be deemed to be part of a

"group" along with Capital Z, Capital Z Private Fund,

Capital Z LP and Capital Z Ltd and CZM (within the

meaning of Rule 13d-5(b) under the Securities Exchange

Act of 1934, as amended and incorporated by reference

in Rule 16a-1 of the Exchange Act) but each individual

entity described above disclaims beneficial

ownership of securities held by any other entity

except to the extent of any indirect pecuniary interest

therein (within the meaning of Rule 16a-1 of the

Exchange Act) in an indeterminate portion of the

securities beneficially owned by such other entity.

(2) Mr. Cooper is a shareholder of Capital Z Ltd and

CZM and an officer and co-owner of CZPM. Mr. Cooper

may be deemed to be part of a group along with Capital Z,

Capital Z Private Fund, Capital Z LP, Capital Z Ltd, CZM,

Capital Z III GP, Capital Z III LP, Capital Z III and

CZPM and may be deemed to be the beneficial owner of

the securities held by such entities, although Mr.

Cooper disclaims beneficial ownership of such securities

except to the extent of any indirect pecuniary interest

therein (within the meaning of Rule 16a-1 of the Exchange

Act) in an indeterminate portion of the securities

beneficially owned by Capital Z, Capital Z Private Fund,

Capital Z LP, Capital Z Ltd, Capital Z III GP, Capital

Z III LP, Capital Z III and CZPM.